UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2009 (September 24, 2009)

Realogy Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

The terms “Realogy Corporation,” “Realogy,” “we,” “us,” “our,” “our company” and the “Company” refer to Realogy Corporation and its consolidated subsidiaries.

Third Quarter 2009 Update

Realogy today announced the following update with respect to its expected financial results for the quarter ending September 30, 2009. Realogy expects:

•	revenue for the third quarter 2009 in the range of approximately $1.14 to $1.17 billion;

•	net loss for the third quarter 2009 in the range of approximately $20 to $25 million; and

•	EBITDA for the quarter in the range of approximately $165 to $180 million after estimated expenses of $15-$20 million for restructuring and other items.

We define EBITDA as net income (loss) before depreciation and amortization, interest expense (other than relocation services interest for securitization assets and securitization obligations), net of interest income, and income taxes. A reconciliation of EBITDA to net loss is set forth below under “Reconciliation of EBITDA to Net Loss.”

The Company anticipates that at September 30, 2009 (without giving effect to any debt financing consummated on or prior to such date), its borrowings under its $750 million revolving credit facility, net of available cash, will be approximately $250 million ($710 million drawn, net of an estimated $460 million of available cash) and $14 million of outstanding letters of credit drawn against the facility.

Based upon the Company’s current financial forecast and additional equity available from its sponsor through December 31, 2009 (as set forth in the Company’s Form 10-K for the year ended December 31, 2008) and the Company’s ability to repay senior secured borrowings with the proceeds, if any, of additional second lien or other indebtedness (as provided in the senior secured credit facility), the Company expects to remain in compliance with the senior secured leverage ratio under its senior secured credit facility at September 30, 2009.

The foregoing information and expected financial results are preliminary, subject to Realogy closing its books as well as Realogy’s management and our independent auditors completing their customary quarterly review. Our actual financial results for the quarter ended September 30, 2009 may differ materially from those disclosed in this report.

Financing Alternatives; Second Lien Incremental Term Loan Syndication and Related Matters

We have explored and continue to explore various possible financing alternatives, including the potential incurrence of new indebtedness and/or issuance of new equity, to increase our long-term liquidity and financial flexibility, as well as alternatives to reduce our outstanding indebtedness. As part of these efforts, we are launching a new loan syndication to access up to $325 million of second lien incremental term loans (the “Incremental Term Loans”) under our existing senior credit facility (the “Credit Facility”). The Incremental Term Loans will be arranged and syndicated by J.P. Morgan Securities Inc. If consummated, proceeds from the Incremental Term Loans are expected to be used to refinance a portion of the existing indebtedness under the Credit Facility and for fees and other expenses related to the Incremental Term Loans. There can be no assurance that we will receive commitments for the $325 million of Incremental Term Loans or any Incremental Term Loans or as to the terms of any such loans. In addition, the closing of any Incremental Term Loans will be subject to customary conditions and there can be no assurance that the closing of any Incremental Term Loans will occur.

In the event we consummate the Incremental Term Loans transaction (or an alternate second lien term loan transaction), and subject to certain other customary closing conditions, Icahn Partners, L.P. has agreed in a privately negotiated transaction with the Company and an affiliate of Apollo Management, L.P. (“Apollo”) to exchange (the “Exchange”) approximately 70% of the $311 million aggregate principal amount of Realogy’s 11.00%/11.75% Senior Toggle Notes due 2014 held by it and its affiliates for $150 million of aggregate principal amount of new second lien term loans issued under our Credit Facility in addition to and on terms identical to the Incremental Term Loans issued in the Incremental Term Loans transaction described above. Additionally, concurrently with the Exchange, Icahn Partners, L.P. has agreed to (1) sell the balance of the Senior Toggle Notes held by it and its affiliates for cash to Apollo and (2) participate as a lender in the Incremental Term Loans transaction described in the previous paragraph.

Other Financing Alternatives

In addition, we have recently been engaged in confidential discussions with certain institutional holders of our 10.50% Senior Notes due 2014, 11.00%/11.75% Senior Toggle Notes due 2014 and 12.375% Senior Subordinated Notes due 2015 (collectively, the “Existing Notes”) regarding a potential transaction involving an exchange of Existing Notes for equity and new debt. There can be no assurance that we will consummate any such exchange transaction or otherwise reduce our outstanding indebtedness.

Contingent Cendant Legacy Tax Matters

As noted in Realogy’s second quarter 2009 Form 10-Q, we currently expect that the IRS examination of Cendant’s taxable years 2003 through 2006 may be completed in the first half of 2010. While we believe that the estimates and assumptions supporting our tax accruals represent the best estimates of the probable loss on certain positions, the outcome of tax audits is inherently uncertain. Such tax audits and any related litigation, including disputes or litigation on the allocation of tax liabilities between parties under the Tax Sharing Agreement relating to Cendant tax years 2003-2006 that was entered into at the time we separated from Cendant, could result in tax and other liabilities for us that are materially in excess of those reflected in our historical financial statements. As a result, the pending audit or any litigation relating thereto, or any dispute under the Tax Sharing Agreement, could have a material adverse effect on our financial condition, results of operations and cash flows.

Reconciliation of EBITDA to Net Loss

We calculated our estimated third quarter 2009 EBITDA of approximately $165 to $180 million by starting with our estimated net loss of $25 to $20 million and added back (A) estimated depreciation and amortization ranging from approximately $46 to $48 million, (B) estimated net interest expense (other than relocation services interest for securitization assets and securitization obligations) ranging from approximately $140 to $145 million and (C) estimated income tax expense ranging from approximately $4 to $7 million.

Forward-Looking Statements

This report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: our actual financial results for the quarter ended September 30, 2009 may differ materially from those disclosed in this report; substantial amount of outstanding debt; constraints on sources of liquidity; our ability to comply with the affirmative and negative covenants contained in our debt agreements; the final resolution or outcomes with respect to Cendant’s contingent liabilities, including tax liabilities; continuing adverse developments in the residential real estate markets; continuing adverse developments in general business, economic and political conditions, including reduced availability of credit and the instability of financial markets in the U.S. and abroad, changes in short-term or long-term interest rates, or any outbreak or escalation of hostilities on a national, regional or international basis; a continuing drop in consumer confidence and/or the impact of the ongoing recession and related high levels of unemployment in the U.S. and abroad; our failure to maintain or acquire franchisees and brands or the inability of franchisees to survive the current real estate downturn; and our inability to access capital and/or securitization markets.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2009 and June 30, 2009 and in our other periodic reports filed from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Anthony E. Hull, Executive Vice President, Chief Financial Officer and Treasurer

Date: September 24, 2009

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